QuickLinks -- Click here to rapidly navigate through this document

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-138314

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 16, 2006

4,000,000 Shares

Maidenform Brands, Inc.

Common Stock

        The selling stockholders are selling to the underwriter 4,000,000 shares of common stock at a price of $19.90 per share. We will not receive any proceeds from the sale by the selling stockholders of shares of common stock in this offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "MFB". The closing price of our common stock on the New York Stock Exchange on November 20, 2006, was $20.95 per share.

        The underwriter proposes to offer the 4,000,000 shares of common stock from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Investing in our common stock involves risks. See "Risk Factors" on page 2 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the 4,000,000 shares of common stock in book-entry form only will be made on or about November 27, 2006.

Credit Suisse

The date of this prospectus supplement is November 20, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

        You should rely only on the information provided in this prospectus supplement, the related prospectus and the information incorporated by reference herein or therein. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to offer and sell these securities. You should assume that the information contained in this prospectus supplement, the related prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the heading "Where You Can Find More Information."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Where You Can Find More Information."

USE OF PROCEEDS

        We will not receive any proceeds from the sale by the selling stockholders of shares of common stock in this offering.

SELLING STOCKHOLDERS

        The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder as of November 20, 2006, the number of shares of common stock that each selling stockholder may offer and sell pursuant to this prospectus supplement, and the number of shares of common stock and the percentage of the class of common stock to be beneficially owned by each selling stockholder after completion of this offering.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 22,857,725 shares of common stock outstanding on November 20, 2006. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned. The information with respect to beneficial ownership of common stock held by each selling stockholder is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by the selling stockholders, statements filed with the Securities and Exchange Commission or our actual knowledge.

        Ares Corporate Opportunities Fund, L.P. ("Ares") is our largest stockholder and prior to this offering Ares beneficially owned approximately 32.4% of our outstanding common stock. As a result, Ares, acting together with our other large stockholders, can exercise significant influence or control over us, respecting, among other matters, the election of directors and approval of significant corporate transactions. Ares currently has two representatives serving as directors on our Board of Directors.

        David B. Kaplan has been Chairman of our board of directors since April 2005 and has been our director since May 2004. Additionally, since April 2003, Mr. Kaplan has been an indirect member of Ares Management LLC which indirectly controls the manager of Ares. Adam Stein has been our director since May 2004 and is also a Vice President of Ares Management LLC.

        Thomas J. Ward is our Chief Executive Officer and the Vice Chairman of our board of directors, Maurice S. Reznik is our President, and Steven N. Masket is our Executive Vice President, General Counsel and Secretary. Additional information regarding each of these executives can be found under the caption "Executive Compensation and Other Information" in our Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on April 24, 2006.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership as Adjusted for this Offering
Name of Beneficial Owner			Number of Shares to be Sold in this Offering
	Number	Percentage		Number	Percentage
Ares Corporate Opportunities Fund, L.P.(1)	7,400,000	32.4%	3,662,649	3,737,351	16.3%
Paribas North America, Inc.(2)	472,340	2.1%	233,786	238,554	1.0%
Thomas J. Ward(3)	997,937	4.2%	47,177	897,937	3.8%
Maurice S. Reznik(4)	271,930	1.2%	42,717	191,930	*
Steven N. Masket(5)	73,653	*	13,671	53,653	*
Total	9,215,860	38.1%	4,000,000	5,119,425	21.2%

*
Less than 1%

(1)
Ares is the direct beneficial owner of the shares of common stock included in the table above. ACOF Management, L.P. ("ACOF Management") is the general partner of Ares. ACOF Operating Manager, L.P. ("ACOF Operating Manager") is the general partner of ACOF Management, and the manager of Ares. Ares Management LLC indirectly controls each of ACOF Management and ACOF Operating Manager. Each of the foregoing entities, as well as each of Messrs. Kaplan and Stein and the other members of Ares Management LLC, disclaims beneficial ownership of the shares of common stock owned by Ares, except to the extent of its or their indirect pecuniary interest therein.

(2)
Paribas North America, Inc. is an affiliate of BNP Paribas Securities Corp., a registered broker-dealer. Paribas North America's ultimate parent is BNP Paribas, S.A., a French corporation that is a member of the NYSE and NASD. The finance directors for Paribas North America are Thomas Clyne and Phiroze Rao, who share voting and investment control over the shares held by Paribas North America. As a result, Messrs. Clyne and Rao may be deemed beneficial owners of the shares held by Paribas North America. Each of Messrs. Clyne and Rao disclaims beneficial ownership of the shares held by Paribas North America.

(3)
All of these shares are issuable upon the exercise of options. Excludes 498,245 shares issuable upon the exercise of options that do not vest within 60 days of November 20, 2006. Mr. Ward exercised 100,000 stock options on a "net exercise" basis in connection with this offering, which resulted in the issuance to him of the 47,177 shares of common stock that he is selling in this offering.

(4)
All of these shares are issuable upon the exercise of options. Excludes 227,692 shares issuable upon the exercise of options that do not vest within 60 days of November 20, 2006. Mr. Reznik exercised 80,000 stock options on a "net exercise" basis in connection with this offering, which resulted in the issuance to him of the 42,717 shares of common stock that he is selling in this offering.

(5)
All of these shares are issuable upon the exercise of options. Excludes 68,218 shares issuable upon the exercise of options that do not vest within 60 days of November 20, 2006. Mr. Masket exercised 20,000 stock options on a "net exercise" basis in connection with this offering, which resulted in the issuance to him of the 13,671 shares of common stock that he is selling in this offering.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated November 20, 2006, the selling stockholders will sell to Credit Suisse Securities (USA) LLC, the underwriter, the 4,000,000 shares of common stock offered hereby.

        The underwriter will offer the shares of common stock for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may do so by selling the shares of common stock to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and/or the purchasers of the shares of common stock for whom they may act as agents. In connection with the sale of the shares of common stock, the underwriter may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts, and the underwriter may also receive commissions from the purchasers of the shares of common stock. The underwriter and any broker/dealers that participate with the underwriter in the distribution of the shares of common stock may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the shares of common stock by them, may be deemed to be underwriting discounts or commissions.

        The underwriter is purchasing the shares of common stock from the selling stockholders at $19.90 per share (representing $79,600,000 aggregate proceeds to the selling stockholders). We estimate that our total expenses of the offering will be approximately $250,000. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock if any are purchased.

        We and the selling stockholders have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

        We have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock or warrants or other rights to purchase shares of common stock or any of our other securities that are substantially similar to shares of our common stock, or file or cause to be declared effective a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or other rights to purchase shares of common stock or any of our other securities that are substantially similar to shares of common stock for a period of 90 days after the date of this prospectus supplement (the "Lock-Up Period"), without the prior written consent of the underwriter, except for (i) issuances of shares of common stock upon the exercise of options or warrants currently outstanding, (ii) the filing of one or more registration statements on Form S-8 relating to the issuance and exercise of employee stock options, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans, and (iv) in connection with any acquisition of, or merger with, another company or the acquisition of any assets of another company involving an amount of our securities that is less than or equal to ten percent (10%) of our outstanding share capital and in which any person or entity who becomes a holder of the shares of common stock or any securities substantially similar to the shares of common stock, including but not limited to any securities convertible into or exchangeable for shares of common stock, or that represents the right to receive shares of common stock or any such securities, shall enter into a similar agreement.

        Our officers and directors and the selling stockholders, subject to certain exceptions, have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement.

        Credit Suisse Securities (USA) LLC has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, and has received customary fees and commissions in respect thereof.

        A prospectus in electronic format may be made available on a web site maintained by the underwriter and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling stockholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

        By purchasing common stock in Canada and accepting a purchase confirmation a purchaser is representing to us, the selling stockholders and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent,

  •
  the purchaser has reviewed the text above under Resale Restrictions, and

  •
  the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the common stock to the regulatory authority that by law is entitled to collect the information.

        Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the common stock, for rescission against us and the selling stockholders in the event that this prospectus supplement contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the common stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the common stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us or the selling stockholders. In no case will the amount recoverable in any action exceed the price at which the common stock were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we and the selling stockholders will have no liability. In the case of an action for damages, we and the selling stockholders will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein and the selling stockholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York and Steven N. Masket, Esq., our Executive Vice President, General Counsel and Secretary. Proskauer Rose LLP has from time to time represented the underwriter and certain of the selling stockholders on unrelated matters. Mr. Masket is a selling stockholder in this offering, is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally, and owns and has options to purchase shares of our common stock. Mr. Masket beneficially owns or has rights to acquire an aggregate of less than 1% of our outstanding common stock. Certain legal matters in connection with the offering will be passed upon for the underwriter by Latham & Watkins LLP, Los Angeles, California.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, located at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with, or furnished to, the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

  •
  our Quarterly Reports on Form 10-Q for the three-month periods ended April 1, 2006, July 1, 2006 and September 30, 2006;

  •
  our Current Reports on Form 8-K filed on February 9, 2006; April 11, 2006; April 12, 2006; and November 20, 2006;

  •
  the "Description of indebtedness" section in the prospectus filed under Rule 424(b)(1) on July 22, 2005, which was a part of our Registration Statement on Form S-1 (Registration Statement No. 333-124228); and

  •
  the description of our common stock in our Registration Statement on Form 8-A (File No. 001-32568) under Section 12(b) of the Exchange Act.

        In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the offering of the common stock offered hereby is completed shall be deemed to be incorporated by reference into this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in our Definitive Proxy Statement), or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

        We will provide to you at no cost a copy of any or all of the information incorporated by reference into this prospectus supplement. You may make a request for a copy of this information in writing or by telephone. Requests should be directed to:

Maidenform Brands, Inc.
Attention: Investor Relations
154 Avenue E
Bayonne, NJ 07002
(201) 436-9200
ir@maidenform.com

PROSPECTUS

7,872,340 Shares

Common Stock

        This prospectus relates to the resale of 7,872,340 shares of common stock of Maidenform Brands, Inc. that may be offered and sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

        The selling stockholders may offer their shares from time to time through public or private transactions, including, without limitation, through any means described in the section hereof entitled "Plan of Distribution," at prevailing market prices or at privately negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may make sales directly to purchasers, through brokers, agents, dealers or underwriters, or through a combination of these methods. The selling stockholders will bear all commissions and other compensation, if any, paid in connection with the sale of their shares.

        Our common stock is listed on the New York Stock Exchange under the symbol "MFB". On October 30, 2006, the closing sale price on the New York Stock Exchange of our common stock was $21.60 per share.

        Investing in our common stock involves risks.
See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2006.

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer hereunder. Each time the selling stockholders use this prospectus to offer shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus and in any prospectus supplements. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus and in any prospectus supplements. The selling stockholders are not making an offer to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate as of the date of this prospectus, but the information may have changed since that date.

        Unless the context otherwise indicates, references in this prospectus to the terms "Maidenform," "we," "our" and "us" refer to Maidenform Brands, Inc. and its subsidiaries.

        Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. Maidenform®, Flexees®, Lilyette®, Self Expressions®, Sweet Nothings®, Rendezvous®, Subtract® and Bodymates® are some of our registered trademarks. We also have a number of other registered trademarks, service mark applications and trademark applications related to our products that we refer to throughout this prospectus. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

i

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including "Risk Factors" and the other information contained or incorporated by reference in this prospectus, before making an investment decision.

        Throughout this prospectus, we refer to our audited fiscal years ended December 27, 2003, January 1, 2005 and December 31, 2005 as our 2003, 2004 and 2005 fiscal years, respectively.

        On May 11, 2004, we were acquired (the "Acquisition") by Ares Corporate Opportunities Fund, L.P. ("Ares"), a private equity fund sponsored by Ares Management LLC (together with its affiliated companies, "Ares Management"). As a result of purchase accounting-related adjustments made in connection with the Acquisition, the results of operations for periods prior to May 11, 2004 are not comparable to periods subsequent to that date.

Our Business

        Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. We design, source and market an extensive range of intimate apparel products, including bras, panties and shapewear. We sell our products through multiple distribution channels, including department stores and national chain stores, mass merchants (including warehouse clubs), other (including specialty stores, off-price retailers and licensing income), our company-operated outlet stores and our websites. During our 84-year history, we believe we have built strong equity for our brands and established a platform for growth through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. We sell our products under some of the most recognized brands in the intimate apparel industry, including Maidenform, Flexees, Lilyette, Sweet Nothings, Rendezvous, Subtract, Bodymates and Self Expressions.

        Our Maidenform, Flexees and Lilyette brands are broadly sold in department stores (such as Macy's, Lord & Taylor and Belk) and national chains (such as Kohl's and JCPenney). We also own brands for intimate apparel products that are distributed through select mass merchants. These brands carry our corporate endorsement and leverage our product technology, but are separate brands with distinctly different logos. For example, our Sweet Nothings branded products are sold in approximately 3,100 Wal-Mart domestic stores and 240 Wal-Mart stores in Canada, our Self Expressions branded products are sold in approximately 1,300 Target stores in the United States and 260 Zeller's stores in Canada and our Bodymates branded products are sold in approximately 360 domestic and 125 international Costco stores. In addition to these brands, we selectively manufacture private-label products for certain retailers.

        Our principal executive offices are located at 154 Avenue E, Bayonne, New Jersey 07002. We also have a sales and marketing office at 200 Madison Avenue, New York, New York 10016. Our telephone number is (201) 436-9200.

        The address of our website is www.maidenformbrands.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus, before deciding to invest in our common stock. These risks could have a material and adverse impact on our business, results of operations and financial condition. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related To Our Business and Our Industry

Our growth cannot be assured. Even if we do experience growth, we cannot assure you that we will grow profitably.

        Although we have experienced significant growth in our net sales since 2001, historical growth rates may not be sustainable and are not necessarily indicative of future operating results. Our efforts to generate future growth in net sales might not result in increased net sales, higher margins or continued profitability. To the extent that net sales do not grow at anticipated rates, that increases in operating expenses precede or are not subsequently followed by commensurate increases in net sales, or that we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition could be materially and adversely affected.

We have experienced losses in the past and may incur losses in the future.

        We experienced net losses for our 2004 fiscal year and for each of the fiscal years from 1995 to 2001. Furthermore, our predecessor company declared bankruptcy in July 1997 and emerged from bankruptcy in July 1999. We expect that our expenses will increase in the near term in order to continue expanding our business. We may incur losses in future periods. If we are not able to maintain profitability, our stock price is likely to decline.

If we experience fluctuations in our results of operations or rate of growth and fail to meet net sales and earnings expectations, our stock price may fall rapidly and without advance notice.

        We base our current and future expense levels and our investment plans on estimates of our future net sales, our future estimated gross margin and our future rate of growth. Our actual results may vary significantly from these estimates. We expect that our expenses will generally increase in the future, but may fluctuate from period to period. We may not be able to adjust our spending quickly enough if our net sales fall short of our expectations or our gross margins erode.

        Our results of operations depend on both the continued growth of demand for the products we offer and, to a lesser extent, general economic and business conditions. Any softening of demand for the products we offer will harm our operating results.

        A new product introduction by us may result in higher growth in our net sales in the quarter in which the product is introduced as compared to subsequent quarters when the customer is re-stocking the item rather than stocking it for the first time.

        Our results of operations may fluctuate on a quarterly basis, which could result in decreases in our stock price. Growth in net sales may not be sustainable and may decrease in the future. We believe that period-to-period comparisons of our results of operations may not be meaningful and you should not rely upon them as an indication of future performance.

We depend on a limited number of customers for a significant portion of our sales, and our financial success is linked to the success of our customers, our customers' commitment to our products and our ability to satisfy and retain our customers. Some of our customers have experienced financial difficulties during the past several years.

        We depend on a limited number of customers for a significant portion of our sales. Net sales from our ten largest customers totaled 64.5%, 63.3% and 62.1% of our total net sales during fiscal 2005, fiscal 2004 and fiscal 2003, respectively. We expect that these customers will continue to represent a significant portion of our net sales in the future, especially with the consolidation that is occurring in the retail industry. Two customers each accounted for more than 10% of our net sales in fiscal 2005, one customer accounted for more than 10% of our net sales for the period May 11, 2004 through January 1, 2005, two customers each accounted for more than 10% of our net sales for the period December 28, 2003 through May 10, 2004, and two customers each accounted for more than 10% of our net sales in fiscal 2003. We may experience additional customer concentration in fiscal 2006, in part due to the 2005 acquisition of The May Department Stores Co. by Federated Department Stores, Inc.

        We sell the majority of our products to department stores and national chain stores, and mass merchants which in turn sell our products to consumers. We do not have long-term contracts with any of our customers, as sales to retailers are generally made on an order-by-order basis. If we cannot fill customers' orders on time, orders may be cancelled and relationships with customers may suffer, which could have an adverse effect on us. Furthermore, if any of our customers experiences a significant downturn in its business, or fails to remain committed to our products or brands, the customer may reduce or discontinue purchases from us. The loss of a customer or a reduction in the amount of our products purchased by one or more of our customers could have a material adverse effect on our business, results of operations or financial condition.

        During the past several years, various retailers, including some of our customers, have experienced significant changes and difficulties, including restructurings, bankruptcies and liquidations. These and other financial problems experienced by some of our customers, as well as general weakness in the retail environment, increase the risk of extending credit to these customers. A significant adverse change in a customer relationship or in a customer's financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer's receivables or limit our ability to collect amounts related to previous purchases by that customer, all of which could have a material adverse effect on our business, results of operations or financial condition.

We operate in a highly competitive market, and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of market share and, as a result, a decrease in net sales and profitability.

        The intimate apparel industry is highly competitive. Competition is generally based upon product quality, brand name recognition, price, selection, service and purchasing convenience. Both branded and private brand manufacturers compete in the intimate apparel industry. Our primary competitors include Aerie by American Eagle, Cupid Foundations Inc., Gap Inc., Jockey International, Inc., the Lane Bryant division of Charming Shoppes, Inc., the Soma division of Chico's, Inc., Hanesbrands, Inc., Triumph International, VF Corporation, the Victoria's Secret division of Limited Brands, Inc., Wacoal Corp., and The Warnaco Group, Inc. Because of the highly fragmented nature of the balance of the industry, both domestically and internationally, we also compete with many small manufacturers and retailers. Additionally, department stores, specialty stores and other retailers, including our customers, have significant private brand product offerings that compete with us, and these retailers may choose to source these private brand product offerings directly from third-party manufacturers.

        Specialty retailers, such as Victoria's Secret, have grown at a faster rate in recent years than the industry in general and more than department stores and national chain stores, to which we sell the majority of our products, in particular. Furthermore, many specialty retailers primarily sell private brand products, and we cannot predict the future growth, if any, for our products with specialty retailers.

        Many of our competitors have significantly greater financial, marketing and other resources, broader product lines outside of intimate apparel and a larger customer base than we have and are less financially leveraged than we are. As a result, these competitors may be able to:

  •
  adapt to changes in customer requirements more quickly;

  •
  introduce new and more innovative products more quickly;

  •
  better adapt to downturns in the economy or other decreases in sales;

  •
  better withstand pressure to accept customer returns of their products or reductions in inventory levels carried by our customers;

  •
  take advantage of acquisition and other opportunities more readily;

  •
  devote greater resources to the marketing and sale of their products;

  •
  adopt more aggressive pricing policies and provide greater contributions to retailer price markdowns and cooperative advertising arrangements than we can; and

  •
  control sourcing production, thereby creating delays for our products.

        The elimination of quotas and other trade barriers could increase competition further, as barriers to entry into the industry are reduced.

        We might not be able to compete successfully with these competitors in the future. If we fail to compete successfully, our market share and results of operations would be materially and adversely affected.

Retail trends could result in increased downward pressure on our prices, reduced floor space for our products and other changes that could be harmful to our business.

        There has been a growing trend toward retailer consolidation and, as a result, we increasingly sell our products to a reduced number of customers. As a result of this consolidation, we have observed an increased centralization of buying decisions and greater negotiating power by such retailers. Policy changes by our customers, such as reductions in inventory levels, limitations on access to display space, development of private brands and other changes by customers, could result in lower net sales and lower gross margins for us. These consolidations in the retail industry, as well as further consolidations that may occur in the future, could result in price and other competition that could damage our business. Additionally, as our customers grow larger, they may increasingly require us to provide them with our products on an exclusive basis, which would cause an increase in the number of SKUs we must carry and, consequently, our inventory levels and working capital requirements could increase. The potential impact of these types of policy changes by our customers has been amplified by the recent consolidation of retailers, as each retailer now represents a greater portion of our net sales.

The intimate apparel industry is subject to pricing pressures that may cause us to lower the prices we charge for our products.

        Average prices in the intimate apparel industry have been declining over the past several years, primarily as a result of the growth of the mass merchant channel of distribution, increased competition, consolidation in the retail industry and a promotional retail environment.

        To remain competitive, we must adjust our prices from time to time in response to these industry-wide pricing pressures. Many of our competitors source their product requirements, as we do, from lesser-developed countries to achieve lower operating costs. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

        Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

We may not be able to keep pace with constantly changing fashion trends, and if we misjudge consumer preferences, the image of one or more of our brands may suffer and the demand for our products may decrease.

        Our success depends, in part, on management's ability to anticipate and respond effectively to rapidly changing fashion trends and consumer tastes and to translate market trends into appropriate, saleable product offerings. If we are unable successfully to anticipate, identify or react to changing styles or trends and misjudge the market for our products or any new product lines, our sales may be lower and we may be faced with a significant amount of unsold finished goods inventory. In response, we may be forced to increase our marketing promotions, to provide markdown allowances to our customers, or to liquidate excess merchandise, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative products, respond to the latest fashion trends or maintain the quality of our products.

        Even if we are able to anticipate and respond effectively to changing fashion trends and consumer preferences, our competitors may quickly duplicate or imitate one or more aspects of our products, promotions, advertising, brand image and business processes, whether or not they are protected under applicable intellectual property law, which may materially reduce our sales and profitability.

Our customers may decide to discontinue carrying one or more of our brands or product lines in their stores if the brand or product line does not generate sufficient retail sales.

        Retailers have in the past sought, and may in the future seek, to consolidate their product offerings and reduce the number of overlapping products they carry in an effort to reduce their inventory and other costs. In doing so, retailers may decide not to purchase one or more of our brands or product lines if that brand or product line does not generate sufficient retail sales and profits for the retailer. The decision by any one of our major customers to stop selling one or more of our brands or product lines may result in other retailers following suit. Even if other retailers do not stop selling the brand or product line, the loss of economies of scale may make it less profitable for us to continue selling the brand or product line. We may ultimately be required to discontinue selling that brand or product line, which may have a material adverse effect on our net sales and profitability. They may also decide that private brands should be a larger percentage of their total business and that could also impact our profitability.

Our indebtedness could adversely affect our financial condition.

        Our indebtedness could have significant negative consequences. For example, it could:

  •
  increase our sensitivity to interest rate fluctuations;

  •
  limit our ability to obtain additional financing to fund future working capital, capital expenditures, and other general corporate requirements, or to carry out other aspects of our business plan;

  •
  require us to dedicate a substantial portion of our cash flows from operations to pay principal of, and interest on, our indebtedness, thereby reducing the availability of that cash flow to fund working capital, capital expenditures or other general corporate purposes, or to carry out other aspects of our business plan;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry;

  •
  cause our suppliers to institute more onerous payment terms generally or require us to purchase letters of credit for this purpose;

  •
  limit our ability to enter into new store leases or renew existing store leases;

  •
  make us more sensitive to any future reduction in our long-term credit rating, which could result in reduced access to the capital markets and higher interest costs on future financings;

  •
  lead us to have less favorable credit terms which would increase the amount of working capital necessary to conduct our business; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        In addition, our credit facility contains financial and other restrictive covenants that may limit our ability to engage in activities that may be in our long-term best interests such as selling assets, strategic acquisitions, paying dividends, stock repurchases and borrowing additional funds. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt which could leave us unable to meet some or all of our obligations. See notes to the audited consolidated financial statements incorporated by reference herein.

External events may cause disruptions to our supply chain, result in increased cost of sales or lead to an inability to deliver our products to our customers.

        Currently, we source all of our production through a network of various offshore vendors predominately in the Asia-Pacific region, including China. There are myriad potential events that could disrupt our foreign supply chain, including the following:

  •
  political instability, acts of war or terrorism, or other international events resulting in the disruption of trade with countries where our sourcing partners' manufacturing facilities are located;

  •
  disruptions in shipping and freight forwarding services, including the result of dockworker or port strikes;

  •
  increases in oil prices, which would increase the cost of shipping;

  •
  interruptions in the availability of basic services and infrastructure, including power shortages;

  •
  extraordinary weather conditions (such as hurricanes) or natural disasters (such as earthquakes or tsunamis);

  •
  the occurrence of an epidemic, the spread of which may impede our ability to obtain products on a timely basis;

  •
  in the event of safeguard embargoes, many of the Chinese factories may lose workers which would likely affect their ability to service the business when the embargoes are lifted; or

  •
  as our suppliers open new plants in new countries, costs of labor may be higher and worker productivity may be lower than at existing plants.

        These and other events could interrupt production in offshore facilities, increase our cost of sales, disrupt merchandise deliveries, delay receipt of the products into the United States or prevent us from sourcing our products at all. Depending on timing, these events could also result in lost sales, cancellation charges, excessive markdowns or increased air freight charges to compensate for late deliveries. Our future performance may be subject to the occurrence of such events, which are beyond our control, and which could have a material adverse effect on our financial condition and results of operations.

The loss of one or more of our suppliers of finished goods or raw materials may interrupt our supplies.

        We purchase intimate apparel designed by us from a limited number of third-party manufacturers. In addition, approximately 70% of our total sourcing is concentrated in two foreign countries, China and Indonesia. We do not have any material or long-term contracts with any of our suppliers. Furthermore, our finished goods suppliers also purchase the fabrics and accessories used in our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our net sales and profitability.

Increases in the price of raw materials used to manufacture our products could materially increase our costs and decrease our profitability.

        The principal fabrics used in our business are made from cotton, synthetic fabrics and cotton-synthetic blends. The prices for these fabrics are dependent on the market price for the raw materials used to produce them, primarily cotton and chemical components of synthetic fabrics, and there can be no assurance that prices for these and other raw materials will not increase in the near future. These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Fluctuations in crude oil or petroleum prices may also influence the prices of related items such as chemicals, dyestuffs, man-made fiber and foam. Any raw material price increase would increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

Changing international trade regulation and future quantitative limits, duties or tariffs may increase our costs or limit the amount of products that we can import from suppliers in a particular country.

        Our operations are, or may become, subject to various existing and proposed international trade agreements and regulations such as the North American Free Trade Agreement, the Central American Free Trade Agreement and the Caribbean Basin Initiative, and the activities and regulations of the World Trade Organization, or WTO. These trade agreements can impose requirements that negatively affect our business, such as limiting the countries from which we can source our products, restricting availability of raw material sourcing by requiring fabric from a particular country and setting quantitative limits on products that may be imported from a particular country. We are exposed to these risks as we import goods from third-party suppliers in Asia and Central America. Our suppliers may have to pay additional charges for allocation of quota for goods produced in China which could impact the supply of product and cost of product.

        The countries in which our products are manufactured, or into which they are imported, may from time to time impose additional new regulations, or modify existing regulations, including:

  •
  additional quantitative limits, duties, taxes, tariffs and other charges on imports, including retaliatory duties or other trade sanctions, which may or may not be based on WTO rules, and which would increase the cost of products purchased from suppliers in such countries;

  •
  quantitative limits that may limit the quantity of goods which may be imported into the United States or other jurisdictions from a particular country, including the imposition of "safeguard"

    limitations by the U.S. government or governments in other jurisdictions, such as the European Union and its member countries, limiting our ability to import goods from China;

  •
  changes in classification of products that could result in higher duty rates than we have historically paid;

  •
  modification of the trading status of certain countries;

  •
  requirements as to where raw materials must be purchased;

  •
  creation of export licensing requirements, imposition of restriction on export quantities or specification of minimum export pricing; or

  •
  creation of other restrictions on imports.

        Adverse changes in these costs and restrictions could interrupt production in offshore facilities or delay receipt of our products in the United States and international markets, which would harm our business. Safeguard actions have been initiated in the past with respect to panties and bras by the United States. The United States entered into a three-year bilateral agreement with China setting quantitative limits on imports on panties, bras and certain shapewear products that could result in embargoes in 2006, 2007 and 2008. Similarly, the European Union (EU) has entered into a trade agreement with China that has resulted in annual quantitative limitations on bras and other categories that did result in an embargo on bras in 2005 and could result in an embargo on bras and other categories imported from China in 2006, 2007 and 2008. Furthermore, future trade agreements could provide our competitors with an advantage over us, or increase our costs, either of which could have a material adverse effect on our business, results of operations or financial condition.

Decreases in the value of the U.S. dollar could materially increase our cost of sales.

        We have shifted all of our production to third-party suppliers, primarily in countries in the Asia-Pacific region. While we pay these third-party suppliers in U.S. dollars, their costs are typically based upon the local currency of the country in which they operate. Any decrease in the value of the U.S. dollar against these foreign currencies, such as a devaluation of the Chinese Yuan, could result in a corresponding increase in our future cost of sales and decrease in our profitability, which could have a material adverse effect on our financial condition and operating results.

We expect to continue to expand our sales operations outside of the United States and we may be unsuccessful in these efforts.

        We expect to continue to expand our operations outside of the United States. There are certain risks inherent in doing business in international markets, which include:

  •
  difficulties in staffing and managing foreign operations;

  •
  understanding consumer tastes and fashion trends in foreign jurisdictions;

  •
  the inability to manage and coordinate the various regulatory requirements of multiple jurisdictions that are constantly evolving and subject to unexpected change;

  •
  reduced or no protection for intellectual property rights;

  •
  fluctuations in exchange rates;

  •
  less developed technological infrastructures;

  •
  inability to change management in these other countries due to applicable local law, severance obligations and social norms;

  •
  difficulty in obtaining the necessary regulatory approvals for planned expansion, if any, and the possibility that any approvals that are obtained may impose restrictions on the operation of our business;

  •
  reductions in business activity in those markets due to holidays and other seasonal slowdowns in the localized retail industry;

  •
  potentially adverse tax consequences; and

  •
  difficulty in servicing our customers from our Ireland distribution center.

        Our inability to manage these risks effectively could adversely affect our business and limit our ability to expand our international operations, which could have a material adverse effect on our business, financial condition and results of operations.

For fiscal 2003, our independent registered public accounting firm reported a material weakness in our internal control over financial reporting. If such material weakness were to recur, it could result in a material misstatement in our financial statements that would not be prevented or detected, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our stock.

        In connection with the audit of our consolidated financial statements for the 2003 fiscal year, in March 2004, our independent registered public accounting firm reported to our audit committee a "material weakness" in our internal control over financial reporting. In general, a material weakness is defined as a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness reported by our independent registered public accounting firm was that the overall design and operation of our internal control over financial reporting was insufficient to effectively provide reasonable assurance of our ability to generate reliable financial information in accordance with generally accepted accounting principles. This was because:

  •
  our accounting systems were not sufficiently integrated, thereby requiring an excessive amount of manual intervention to initiate, record, process and report financial data;

  •
  our staffing levels of accounting personnel who possessed the requisite knowledge of generally accepted accounting principles to accurately prepare analyses and support accounting entries was insufficient;

  •
  our monitoring and oversight of the accounting function was inadequate;

  •
  our internal control over financial reporting did not include appropriate reviews and approvals of transactions, accounting entries or the data output from our accounting systems; and

  •
  matters raised in the management letter relating to the audit for the 2002 fiscal year were not addressed in a timely fashion.

        We have employed qualified personnel and adopted and implemented policies and procedures to address the material weakness identified by our independent registered public accounting firm. Specifically, we hired a new Chief Financial Officer, Dorvin Lively, in November 2004. We have also engaged an accounting firm to augment the quality of our internal control over financial reporting. However, the process of designing and implementing effective internal control over financial reporting is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of controls that is adequate to satisfy our reporting obligations as a public company.

        In preparing our consolidated financial statements for our 2005 and 2004 fiscal years, management did not identify any material weaknesses related to our internal control over financial reporting or our operations. In addition, in connection with the audit of our consolidated financial statements for our 2005 and 2004 fiscal years, our independent registered public accounting firm did not advise our management or the audit committee of any material weaknesses related to our internal control over financial reporting.

        Although we believe we have addressed all elements of the material weakness identified as a result of the fiscal 2003 audit with the remedial measures we have implemented, the measures we have taken to date or any future measures we may take might not sufficiently allow us to maintain adequate controls over our financial processes and reporting in the future. Furthermore, additional material weaknesses in our internal control over financial reporting could be discovered in the future.

        To the extent we identify any additional weaknesses in our internal control over financial reporting, significant resources from our management team and additional expenses may be required to implement and maintain effective controls and procedures. In addition, we may need to hire additional employees and outside consultants and further train our existing employees. If the material weakness previously reported by our independent registered public accounting firm were to recur, if we fail to implement required new or improved controls, or if we encounter difficulties in their implementation, our operating results could be adversely affected. If such an event were to occur, we may fail to meet our reporting obligations or we may have material misstatements in our consolidated financial statements. Any such failure also could adversely affect the results of the periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our "internal control over financial reporting" that will be required when the Securities and Exchange Commission's rules under Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") become applicable to us, beginning with our Annual Report on Form 10-K for the year ending December 30, 2006. Ineffective internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Any problems at our distribution centers could materially affect our ability to distribute our products.

        Our distribution centers in Fayetteville, North Carolina and Shannon, Ireland serve our domestic and foreign customers. We do not have a backup facility or any alternate distribution arrangements in place. In the event that we experience problems at our distribution centers that impede the timeliness or fulfillment quality of the products being distributed, or that either of our distribution centers is partially or completely destroyed, becomes inaccessible, or is otherwise not fully usable, it would have a material adverse effect on our ability to distribute our products, which in turn would have a material adverse effect on our net sales, profitability, financial condition and operating performance.

We may suffer negative publicity or be sued if the manufacturers of our merchandise violate labor laws or engage in practices that are viewed as unethical.

        We rely on our sourcing personnel, utilizing established procedures, to select manufacturers with legal and ethical labor practices, but we cannot control the business and labor practices of our manufacturers. If one of these manufacturers violates, or is accused of violating, labor laws or other applicable regulations, or if such a manufacturer engages in labor or other practices that would be viewed as unethical if such practices occurred in the United States, we could in turn suffer negative publicity or be sued. In addition, if such negative publicity affected one of our customers, it could result in a loss of business for us.

If we are unable to renew or replace our store leases or enter into leases for new stores on favorable terms, or if we violate any of the terms of our current leases, our growth and profitability could be harmed.

        We lease all of our outlet store locations. The majority of our store leases contain provisions for base rent plus an additional amount based on a percentage of sales in excess of an agreed upon minimum annual sales level. A number of our leases include a termination provision which applies if we do not meet certain sales levels during a specified period, typically in the third to fourth year of the lease. In addition, our leases all expire within the next ten years and generally do not contain options to renew. Furthermore, some of these leases contain various restrictions relating to the change of control of our company. Our leases also subject us to risks relating to compliance with changing outlet center rules and the exercise of discretion by our landlords on various matters within the outlet centers. If we are unable to renew or replace our store leases or enter into leases for new stores on favorable terms, or if we violate any of the terms of our current leases, our growth and profitability could be harmed.

Our company-operated outlet stores are heavily dependent on the ability and desire of consumers to travel and shop.

        Our company-operated outlet stores are located principally in outlet centers, which are typically located at or near vacation destinations or away from large population centers where department stores and other traditional retailers are concentrated. As a result, developments that would lead to decreased travel, such as fuel shortages, increased fuel prices, travel restrictions, travel concerns, bad weather and other circumstances, including as a result of war, terrorist attacks or the perceived threat of war or terrorist attacks, could have a material adverse effect on us, as was the case after the September 11th terrorist attacks. Other factors which could affect the success of our stores include:

  •
  the location of the outlet center or the location of a particular store within an outlet center;

  •
  the other tenants occupying space at the outlet center;

  •
  increased competition in areas where outlet centers are located;

  •
  the opening of outlet centers closer to population centers, which could materially decrease the traffic to existing outlet centers that are located further away from established population centers;

  •
  a downturn in the economy generally or in a particular area where an outlet center is located; and

  •
  the amount of advertising and promotional dollars spent by the landlord of the outlet center to attract consumers to the outlet center.

We experience fluctuations in our comparable outlet store sales and margins.

        Our continued success depends, in part, upon our ability to continue to further improve sales, as well as both gross margins and operating margins, at our company-operated outlet stores. A variety of factors affect comparable store sales, including competition, current economic conditions, the timing of release of new merchandise and promotional events, changes in our merchandise mix, the success of marketing programs and weather conditions. These factors may cause our comparable store sales results to differ materially from prior periods and from expectations.

        Our ability to further improve our comparable store sales results and margins depends in large part on improving our forecasting of demand and fashion trends, selecting effective marketing techniques, providing an appropriate mix of merchandise for our broad and diverse consumer base, managing inventory effectively, using effective pricing strategies, and optimizing store performance by controlling operating costs and closing underperforming stores. Our inability to execute these strategies may cause our comparable store sales results and operating results to differ materially from prior periods and from expectations.

We are implementing changes to our Information Technology (IT) systems that may disrupt operations.

        We continue to evaluate and are currently implementing, in a phased approach, modifications and upgrades to our information technology systems for sourcing and distribution operations, financial reporting, planning and forecasting. Modifications involve replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality. We might not successfully launch these new systems as planned or without disruptions to our operations. Information technology system disruptions, if not anticipated and appropriately mitigated, could have a material adverse effect on our operations. We could have cost overruns on the technology that would impact our results of operations.

We are subject to potential challenges relating to overtime pay and other regulations, and union contracts that affect our relationship with our employees, which could adversely affect our business.

        Federal and state laws governing our relationships with our employees affect our operating costs. These laws include wage and hour laws and regulations, fair labor standards, minimum wage requirements, overtime pay, unemployment tax rates, workers' compensation rates, citizenship requirements and payroll taxes. A determination that we do not comply with these laws could harm our profitability or business reputation. Additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence or mandated health benefits could also materially adversely affect us.

        We are a party to contracts with two separate unions. Our contract with Local 153 of OPEIU expired on September 30, 2006 and is currently being renegotiated. Our contract with UNITE-HERE expires on September 30, 2009. Our failure or inability to renew either of these contracts could have a material adverse effect on our ability to operate our business and on our results of operations.

We are subject to various laws and regulations in the countries in which we operate.

        We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various labor, workplace and related laws, as well as environmental laws and regulations. Our international business is subject to similar regulations in the foreign countries in which we operate. We may be required to make significant expenditures to comply with governmental laws and regulations, including labeling laws and privacy laws, compliance with which may require significant additional expense. Complying with existing or future laws or regulations may materially limit our business and increase our costs. Failure to comply with such laws may expose us to potential liability and have a material adverse effect on our results of operations.

We cannot predict our future capital needs or our ability to obtain additional financing if we need it.

        Our business is dependent upon the availability of adequate funding. Historically, we have satisfied these needs primarily through debt financing and, more recently, internally-generated funds and our initial public offering. We believe there are a significant number of capital intensive opportunities for us to maximize our growth and strategic position, including, among others, acquisitions, joint ventures, strategic alliances or other investments. As a result, we may need to raise additional funds to:

  •
  support more rapid growth in our business;

  •
  develop new or enhanced products;

  •
  respond to competitive pressures;

  •
  acquire complementary companies or technologies;

  •
  expand our distribution centers to support the growth of our business or to lease or build additional space;

  •
  fund the working capital requirements of carrying additional inventory;

  •
  enter into strategic alliances or make acquisitions;

  •
  complete our $20 million stock repurchase program;

  •
  respond to unanticipated capital needs; and

  •
  develop new internal brands.

        We might not be able to obtain additional financing, if needed, in amounts or on terms acceptable to us, if at all. If sufficient funds are not available or are not available on terms acceptable to us, our ability to fund our expansion, take advantage of acquisition opportunities, develop or enhance our products, or otherwise respond to competitive pressures would be significantly limited. These limitations could materially and adversely affect our business, results of operations and financial condition.

We might not successfully integrate future acquisitions, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        Although members of our current management team have previous experience in integrating acquisitions, they have not completed any acquisitions as a team. If appropriate opportunities present themselves, we may acquire or invest in businesses, products or technologies that we believe are strategic. We might not be able to identify, negotiate or finance any future acquisition or investment successfully. Even if we do succeed in acquiring or investing in a business, product or technology, such acquisitions and investments involve a number of risks, including:

  •
  we may find that the acquired company or assets do not further our business strategy, or that we overpaid for the company or assets, or that the economic conditions underlying our acquisition decision change;

  •
  we may have difficulty integrating the products with our existing product lines;

  •
  we may have difficulty integrating the operations and personnel of the acquired business, or retaining the key personnel of the acquired business;

  •
  our ongoing business and management's attention may be disrupted or diverted by transition or integration issues and the complexity of expanding into new markets; and

  •
  we may acquire a company with a different customer base than ours, and those customers may elect to shift their business to other companies following the acquisition.

        Future acquisitions could have an adverse effect on our operating results, particularly in the fiscal quarters immediately following their completion while we integrate the operations of the acquired business. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by our existing operations, or otherwise perform as expected.

        Furthermore, the consideration paid in connection with an investment or acquisition will affect our financial results. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash and our available borrowing capacity to consummate any acquisition. To the extent we issue shares of capital stock or other rights to purchase capital stock, including options or other rights, existing stockholders may be diluted and earnings per share may decrease. In addition, acquisitions may result in the incurrence of debt, large one-time write-offs (such as those relating to acquired in-process research and development costs) or restructuring charges. They may also result in goodwill and other intangible assets that are subject to impairment tests, which could result in future impairment charges. Any of these factors could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our failure to register, renew or otherwise protect our trademarks and other intellectual property could have a negative impact on the value of our brand names and our ability to use those names in certain geographical areas.

        We use trademarks on nearly all of our products, which is an important factor in creating a market for our products, in identifying us, and in distinguishing our products from those of others. We believe our trademarks, service marks, copyrights, trade secrets, patent applications and similar intellectual property are critical to our success. We rely on trademark, copyright and other intellectual property laws to protect our proprietary rights. We also depend on trade secret protection through confidentiality agreements with our employees, licensees, suppliers and others, and through license agreements with our licensees with whom we develop the fabrics, other components and machinery used to make our products. We may not have agreements containing adequate protective provisions in every case and the contractual provisions that are in place may not provide us with adequate protection in all circumstances. The unauthorized reproduction or other misappropriation of our intellectual property could diminish the value of our brand, competitive advantages or goodwill and result in decreased net sales.

        Despite our efforts to protect our intellectual property rights, intellectual property laws afford us only limited protection. A third party could copy our products, designs and/or brands, or otherwise obtain information from us without authorization. Accordingly, we may not be able to prevent misappropriation of our intellectual property or to deter others from developing similar products. Further, monitoring the unauthorized use of our intellectual property, including our trademarks and service marks, is difficult. Litigation has been and may continue to be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation of this type has resulted in and could in the future result in further substantial costs and diversion of resources, may result in counterclaims or other claims against us and could significantly harm our results of operations. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. In addition, we have not obtained trademark protection for all of our brands in all of the countries where we sell our products. This could leave us helpless to stop potential infringers or possibly even unable to sell our products in certain territories.

We may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights, which could have a negative impact on our business.

        Other parties have asserted in the past, and may assert in the future, claims with respect to trademark, patent, copyright or other intellectual property rights that are important to our business. Other parties might seek to block the use of, or seek monetary damages or other remedies for the prior use of, our trademarks or other intellectual property or the sale of our products as a violation of their trademark, patent or other proprietary rights. Defending any claims, even claims without merit, could be time-consuming, result in costly settlements, litigation or restrictions on our business and could damage our reputation.

        In addition, there may be prior registrations or use of intellectual property in the United States or foreign countries (including, but not limited to, similar or competing marks or other proprietary rights) of which we are not aware. In all such countries, it may be possible for any third-party owner of a trademark registration in that country or other proprietary right to enjoin or limit our expansion into those countries or to seek damages for our use of such intellectual property in such countries. In the event a claim against us were successful and we could not obtain a license to the relevant intellectual property or redesign or rename our products or operations to avoid infringement, our business, financial condition or results of operations could be harmed. In addition, securing registrations does not fully insulate us against intellectual property claims, as another party may have rights superior to our registration or our registration may be vulnerable to attack on various other grounds.

        Any such claims of infringement or misappropriation, whether meritorious or not, could

  •
  be expensive and time consuming to defend;

  •
  prevent us from operating our business, or portions of our business;

  •
  cause us to cease producing and marketing certain of our products;

  •
  result in the loss of one or more key customers;

  •
  require us to re-label or re-design our products, if feasible;

  •
  result in significant monetary liability;

  •
  divert management's attention and resources; and

  •
  potentially require us to enter into royalty or licensing agreements in order to obtain the right to use necessary intellectual property.

        Third parties might assert infringement claims against us in the future with respect to any of our products. Any such assertion might require us to enter into royalty arrangements or litigation that could be costly to us. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Sales of shares of common stock by us or our stockholders could limit our ability to utilize certain income tax benefits.

        At December 31, 2005, we had approximately $73.8 million of federal and state net operating loss carryforwards available for future utilization during the years 2006 through 2023. To the extent any sales of common stock by us or certain of our stockholders, including pursuant to this registration statement, results in an "ownership change" within the meaning of Section 382 of the Internal Revenue Code ("Section 382"), we may not be able to realize certain of these net operating loss carryforwards existing at the date of such ownership change or the timing of when we can use these net operating loss carryforwards may be modified. For more information regarding these potential income tax benefits and our net operating loss carryforwards, see notes to the audited consolidated financial statements incorporated by reference herein.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner.

        Our success depends largely upon the continued services of our executive officers and other key personnel, including senior design, marketing, operational and finance executives. Any loss or interruption of the services of one or more of our executive officers or key personnel could result in our inability to manage our operations effectively and/or pursue our business strategy.

Because competition for our employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth.

        Our ability to provide high quality products, as well as our ability to execute our business plan generally, depends in large part upon our ability to attract and retain highly qualified personnel. Competition for such personnel is intense. We have in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. The location of our corporate offices outside of New York City has made it increasingly difficult to recruit personnel in certain fields, such as finance, marketing and design. We might not be successful in our efforts to recruit and retain the required personnel. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

As we enter new markets, we may not be able to successfully adapt our products and marketing strategy for use in those markets.

        Our strategy includes leveraging our brands and products to enter new markets. We might not be successful in our efforts to adapt our products and marketing strategy for use in those markets. If these efforts are not successful, we may realize less than expected earnings, which in turn could result in a decrease in the market value of our common stock. Furthermore, these efforts may divert management attention or inefficiently utilize our resources.

The requirements of being a public company may strain our resources and require significant management time and attention.

        As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act and the rules of the New York Stock Exchange (NYSE). The requirements of these rules and regulations have in the past increased, and may further increase in the future, our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our systems and resources. The Securities Exchange Act of 1934 requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we report on the effectiveness of our disclosure controls and procedures, and internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures, and internal control over financial reporting, significant resources and management oversight will be required. In addition, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for fiscal 2006. As a result, management's attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. These rules and regulations could also make it more difficult for us to attract and retain qualified independent members of our Board of Directors and qualified members of our management team.

The worldwide apparel industry is heavily influenced by general economic conditions.

        The apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with changes in the disposable income of consumers. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. Our wholesale customers may anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. Furthermore, in such circumstances, our customers may encounter difficulties in other apparel categories or their non-apparel businesses that may cause them to change their strategy with respect to intimate apparel. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates in any of the regions in which we compete could adversely affect the sales of our products.

        A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

Other Risks

The market price of our common stock may be highly volatile or may decline regardless of our operating performance.

        The trading price of our common stock may fluctuate substantially. The price of our common stock may be higher or lower than the price you pay to purchase your shares, depending on many factors, some of which are beyond our control. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. The fluctuations could cause you to lose all or part of your investment in our shares of common stock. Factors that could cause fluctuation in the trading price of our common stock may include, but are not limited to, the following:

  •
  price and volume fluctuations in the overall stock market from time to time;

  •
  significant volatility in the market price and trading volume of apparel companies generally or intimate apparel companies in particular or other consumer product companies;

  •
  actual or anticipated variations in our earnings or operating results;

  •
  actual or anticipated changes in financial estimates by us or by any securities analysts who might cover our stock;

  •
  market conditions or trends in our industry and the economy as a whole;

  •
  announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

  •
  announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

  •
  capital commitments;

  •
  loss of a major customer or the loss of a particular product line with a major customer;

  •
  additions or departures of key personnel; and

  •
  sales of our common stock, including sales of large blocks of our common stock or sales by our directors and officers.

        In addition, if the market for apparel company stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry or related industries even if these events do not directly affect us.

        In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

The concentrated ownership of our capital stock by insiders will likely limit your ability to influence corporate matters.

        As of September 30, 2006, our executive officers, directors, current 5% or greater stockholders and affiliated entities (based upon the most recent filings with the SEC with respect to each such stockholder) together beneficially owned approximately 53% of our common stock outstanding. Among the 5% or greater stockholders as of that same date, Ares Corporate Opportunities Fund, L.P. ("Ares"), who is our largest stockholder, beneficially owned approximately 32% of our common stock outstanding. As a result, these stockholders, should they act together, will be able to influence or control matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions such as mergers and acquisitions. These stockholders may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. Corporate action might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

The future sale of shares of our common stock may negatively affect our stock price.

        If our existing stockholders sell substantial amounts of our common stock, including shares issuable upon the exercise of outstanding options and warrants in the public market, or if our stockholders are perceived by the market as intending to sell substantial amounts of our common stock, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

The selling stockholders could sell large blocks of securities under this prospectus, which could cause the price of our common stock to decline.

        Upon the effectiveness of this registration statement, the selling stockholders may sell their securities in the public market through any means described in the section hereof entitled "Plan of Distribution." Sales of substantial amounts of common stock or the perception that those sales could occur may adversely affect the market price for our common stock.

We do not expect to pay any dividends on our common stock for the foreseeable future.

        We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

        The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If one or more of the analysts who cover us downgrade our stock, our stock price could decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Provisions in our amended and restated certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

        Delaware corporate law and our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

  •
  authorize the issuance of "blank check" preferred stock that our board could issue to increase the number of outstanding shares and to discourage a takeover attempt;

  •
  provide that the Board of Directors is expressly authorized to make, alter or repeal our bylaws; and

  •
  establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions and assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "ongoing," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, certain statements in the sections entitled "Prospectus summary" and "Risk Factors."

        Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled "Risk factors" in this prospectus. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered and sold pursuant to this prospectus. The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay all discounts, commissions or brokers' fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares.

SELLING STOCKHOLDERS

        We are registering for resale 7,872,340 shares of our common stock as required by a demand request made by Ares Corporate Opportunities Fund, L.P. ("Ares") and a piggy-back request made by another stockholder, pursuant to their rights under that certain Amended and Restated Stockholders' Agreement, dated as of July 8, 2005, by and among Maidenform Brands, Inc., Ares and the other parties listed on the signature pages thereto (the "Stockholders' Agreement"). Ares is our largest stockholder and, prior to this offering, beneficially owned approximately 32% of our outstanding common stock. See "Risk Factors—The concentrated ownership of our capital stock by insiders will likely limit your ability to influence corporate matters."

        Information about the potential selling stockholders who offer securities under the registration statement of which this prospectus is a part will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference. Each prospectus supplement, post-effective amendment and/or filing under the Securities Exchange Act of 1934 will include the following information:

  •
  the number of shares of common stock then held by the selling stockholders;

  •
  the number of shares of common stock then being offered by the selling stockholders; and

  •
  the number of shares (and, if one percent or more, the percentage) of common stock owned by the selling stockholders after completion of the offering.

        The shares described in this prospectus were obtained by the selling stockholders in connection with the Acquisition.

PLAN OF DISTRIBUTION

        The selling stockholders, including their pledgees, donees, transferees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay all discounts, commissions or brokers' fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.

        The selling stockholders may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders may sell shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:

  •
  purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent;

  •
  one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  ordinary brokerage transactions or transactions in which a broker solicits purchases;

  •
  purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

  •
  the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

  •
  short sales or transactions to cover short sales relating to the shares;

  •
  one or more exchanges or over the counter market transactions;

  •
  through distribution by a selling stockholder or its successor in interest to its members, partners or shareholders;

  •
  privately negotiated transactions;

  •
  the writing of options, whether the options are listed on an options exchange or otherwise;

  •
  distributions to creditors and equity holders of the selling stockholders; and

  •
  any combination of the foregoing, or any other available means allowable under applicable law.

        A selling stockholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

        The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares short and redeliver shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholders's securities or in connection with the offering of other securities not covered by this prospectus.

        To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

  •
  the number of shares of common stock offered;

  •
  the price of such shares of common stock;

  •
  the proceeds to the selling stockholders from the sale of such shares;

  •
  the names of the underwriters or agents, if any;

  •
  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  •
  any discounts or concessions allowed or paid to dealers.

        The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of common stock from the selling stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under "delayed delivery contracts" or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

        In connection with sales of our common stock covered hereby, the selling stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholders may be deemed to be "underwriters" under the Securities Act, the selling stockholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.

        We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

        The selling stockholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. These restrictions may affect the marketability of such shares.

        In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any shares of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

        In connection with an offering of common stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports (each of which included an explanatory paragraph describing a change in the basis of accounting arising from the Acquisition) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, located at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with, or furnished to, the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

  •
  our Quarterly Reports on Form 10-Q for the three-month periods ended April 1, 2006 and July 1, 2006;

  •
  our Current Reports on Form 8-K filed on February 9, 2006; April 11, 2006; and April 12, 2006;

  •
  the "Description of indebtedness" section in the prospectus filed under Rule 424(b)(1) on July 22, 2005, which was a part of our Registration Statement on Form S-1 (Registration Statement No. 333-124228); and

  •
  the description of our common stock in our Registration Statement on Form 8-A (File No. 001-32568) under Section 12(b) of the Exchange Act.

        In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the offering of the common stock offered hereby is completed shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in our Definitive Proxy Statement), or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        We will provide to you at no cost a copy of any or all of the information incorporated by reference into this prospectus. You may make a request for a copy of this information in writing or by telephone. Requests should be directed to:

Maidenform Brands, Inc.
Attention: Investor Relations
154 Avenue E
Bayonne, NJ 07002
(201) 436-9200
ir@maidenform.com

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
USE OF PROCEEDS
SELLING STOCKHOLDERS
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Business
RISK FACTORS
Risks Related To Our Business and Our Industry
Other Risks
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION